                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                            Bayshore Industrial, Inc.
                           Courtenay Polymers PTY Ltd.
                           Courtnay (Malaysia) Sdn Bhd
                                Fabri-Moulds Ltd.
                             ICO Australia Pty Ltd.
                                ICO Canada, Inc.
                                  ICO Europe BV
                            ICO Global Services, Inc.
                          ICO Holdings New Zealand Ltd.
                                 ICO Italia Srl
                               ICO Minerals, Inc.
                                  ICO Offshore
                                  ICO P&O, Inc.
                                ICO Permian, Inc.
                        ICO Petrochemicals Cayman Islands
                                 ICO Polymers BV
                            ICO Polymers France S.A.
                             ICO Polymers (UK) Ltd.
                               ICO Polymers, Inc.
                               ICO Scandinavia BV
                                ICO Shearer, Inc.
                              ICO Technology, Inc.
                                   ICO UK Ltd.
                               ICO Worldwide, Inc.
                            ICO Worldwide (UK), Ltd.
                        Innovation Company, S.A. de C.V.
                           J.R. Courtenay (N.Z.) Ltd.
                             Nandella Holdings, Ltd.
                              Rotec Chemicals, Ltd.
                                    SCI Lomec
                                   Soreco S.A.
                              Swavasey Colours Ltd.
                             Tecron Industries Ltd.
                                  Verplast Srl
                                 Wedco France SA
                               Wedco Holland B.V.
                              Wedco Minerais Ltda.
                            Wedco Petrochemical, Inc.
                   Wedco South America (America do Sul Ltda.)
                           Wedco Technology U.K. Ltd.
                             Wedco Technology, Inc.
                                   Wedco, Inc.